UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Nikola Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NIKOLA STOCKHOLDERS VOTE NOW:
Less than 1% of Outstanding Shares Needed to Approve Proposal 2

•DEADLINE TO VOTE: 11:59 p.m., Eastern Time on July 17, 2022
•VOTE NOW by phone at (855) 935-2562, if in North America, or 1-(207) 607-7123, if international
•VOTE NOW online at www.proxyvote.com

PHOENIX – July 14, 2022 -- Nikola Corporation (Nasdaq: NKLA), a global leader in zero-emissions transportation and energy infrastructure solutions, strongly urges ALL stockholders to vote IMMEDIATELY for Proposal 2 ahead of the Annual Meeting of Stockholders on July 18, 2022.

With the support of our stockholders, Nikola is now less than 1% short of the outstanding shares needed to be voted in favor for Proposal 2 to pass. Proposal 2 is important as it will allow Nikola to increase the authorized number of shares of common stock it can issue from 600 million to 800 million, providing the Company more flexibility to support the future growth and development of the business.

Nikola is getting closer to securing the number of votes needed to approve Proposal 2, but we are not there yet, with only a few days remaining to vote. Every vote matters and all stockholders, regardless of the number of shares they hold, play a critical role in helping Nikola get the additional votes for approval. Cast your vote FOR Proposal 2 NOW, if you have not already.

Stockholders must VOTE by 11:59 p.m., Eastern Time, on July 17, 2022, to ensure their vote is counted.

VOTE NOW to SUPPORT NIKOLA:

•BY PHONE: Please call Alliance Advisors, Nikola's proxy solicitor, toll-free, at (855) 935-2562. International voters can call 1-(207) 607-7123. You can also contact Alliance Advisors if you have any questions about voting.
◦Retail investors, including individual stockholders who purchased shares through app-based brokers, should call the relevant number above.

•BY INTERNET: Vote at www.proxyvote.com using your control number by following the instructions provided by your broker, bank or other nominee.
◦If you are a Robinhood holder, you can vote your shares at www.proxypush.com and follow the instructions you have received.

The 2022 Annual Meeting of Stockholders will be held virtually on Monday, July 18, 2022, at 2:00 p.m. Pacific Time at https://east.virtualshareholdermeeting.com/vsm/web?pvskey=NKLA2022 via live audio webcast. Nikola strongly encourages ALL stockholders of record at the close of business on April 4, 2022, to vote their shares by 11:59 p.m., Eastern Time, on July 17, 2022, even if they no longer own them.

About Nikola Corporation
Nikola Corporation is globally transforming the transportation industry. As a designer and manufacturer of zero-emission battery-electric and hydrogen-electric vehicles, electric vehicle drivetrains, vehicle components, energy storage systems, and hydrogen station infrastructure, Nikola is driven to revolutionize the economic and environmental impact of commerce as we know it today. Founded in 2015, Nikola Corporation is headquartered in Phoenix, Arizona. For more information, visit www.nikolamotor.com or Twitter @nikolamotor.

INVESTOR INQUIRIES:
investors@nikolamotor.com

MEDIA INQUIRIES

Nicole Rose
nicole.rose@nikolamotor.com
480-660-6893

Colleen Robar
crobar@robarpr.com
313-207-5960